EXHIBIT 2.1




                                                                  EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               RING HOLDING CORP.,

                             RING ACQUISITION CORP.

                                       AND

                                  JOSTENS, INC.



                            DATED AS OF JUNE 17, 2003



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                               TABLE OF CONTENTS

                                                                       Page

ARTICLE 1 DEFINITIONS..........................................................1

SECTION 1.1        DEFINITIONS.................................................1

ARTICLE 2 THE MERGER...........................................................9

SECTION 2.1        THE MERGER; EFFECTS OF THE MERGER...........................9
SECTION 2.2        CLOSING; EFFECTIVE TIME.....................................9
SECTION 2.3        ARTICLES OF INCORPORATION...................................9
SECTION 2.4        BYLAWS.....................................................10
SECTION 2.5        DIRECTORS..................................................10
SECTION 2.6        OFFICERS...................................................10

ARTICLE 3 CONVERSION OF SHARES................................................10

SECTION 3.1 EFFECT ON CAPITAL STOCK, WARRANTS AND COMPANY STOCK OPTIONS.......10
SECTION 3.2 PAYMENT FOR COMMON STOCK, WARRANTS AND COMPANY STOCK OPTIONS......11

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................13

SECTION 4.1        ORGANIZATION...............................................13
SECTION 4.2        CAPITALIZATION.............................................14
SECTION 4.3        SUBSIDIARIES...............................................14
SECTION 4.4        AUTHORITY RELATIVE TO THIS AGREEMENT.......................15
SECTION 4.5        NONCONTRAVENTION...........................................15
SECTION 4.6        GOVERNMENTAL APPROVALS.....................................15
SECTION 4.7        SEC FILINGS; FINANCIAL STATEMENTS..........................16
SECTION 4.8        ABSENCE OF CERTAIN CHANGES.................................17
SECTION 4.9        FINDERS AND INVESTMENT BANKERS.............................18
SECTION 4.10       VOTING REQUIREMENT.........................................18
SECTION 4.11       LITIGATION.................................................18
SECTION 4.12       TAXES......................................................18
SECTION 4.13       COMPLIANCE WITH LAWS.......................................21
SECTION 4.14       ENVIRONMENTAL MATTERS......................................21
SECTION 4.15       CERTAIN EMPLOYMENT AGREEMENTS..............................22
SECTION 4.16       EMPLOYEE BENEFIT MATTERS...................................22
SECTION 4.17       LABOR RELATIONS............................................24
SECTION 4.18       INTELLECTUAL PROPERTY......................................24
SECTION 4.19       REAL PROPERTY..............................................25
SECTION 4.20       CONTRACTS..................................................25
SECTION 4.21       INSURANCE..................................................26
SECTION 4.22       INVENTORIES; RECEIVABLES; PAYABLES.........................26
SECTION 4.23       RELATED PARTY TRANSACTIONS.................................27
SECTION 4.24       CUSTOMERS, SUPPLIERS AND SALES REPRESENTATIVES.............27
SECTION 4.25       RESTRICTED PAYMENTS........................................28

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO...............28

SECTION 5.1        ORGANIZATION...............................................28
SECTION 5.2        AUTHORITY RELATIVE TO THIS AGREEMENT.......................28
SECTION 5.3        NONCONTRAVENTION...........................................28
SECTION 5.4        GOVERNMENTAL APPROVALS.....................................29
SECTION 5.5        OWNERSHIP OF SHARES........................................29
SECTION 5.6        FUNDS; SOLVENCY............................................29
SECTION 5.7        NO OUTSIDE RELIANCE........................................30

ARTICLE 6 COVENANTS.......................................................... 30

SECTION 6.1        CONDUCT OF BUSINESS OF THE COMPANY.........................30
SECTION 6.2        SHAREHOLDER APPROVAL.......................................32
SECTION 6.3        ACCESS AND INFORMATION.....................................32
SECTION 6.4        GOVERNMENTAL FILINGS AND CONSENTS..........................32
SECTION 6.5        FUNDING; COOPERATION.......................................33
SECTION 6.6        PUBLIC ANNOUNCEMENTS.......................................34
SECTION 6.7        INDEMNIFICATION AND INSURANCE..............................34
SECTION 6.8        STOCK OPTION PLANS.........................................35
SECTION 6.9        SOLVENCY OPINION...........................................36
SECTION 6.10       NO SOLICITATION............................................36
SECTION 6.11       NOTIFICATION OF CERTAIN MATTERS............................36
SECTION 6.12       RELATED PARTY TRANSACTIONS WITH NON-MANAGEMENT AFFILIATES..36
SECTION 6.13       TRANSACTION EXPENSES.......................................37


ARTICLE 7 CONDITIONS TO CONSUMMATION OF THE MERGER............................37

SECTION 7.1        CONDITIONS TO OBLIGATIONS OF PARENT AND MERGERCO
                   TO EFFECT THE MERGER.......................................37
SECTION 7.2        CONDITIONS TO OBLIGATION OF THE COMPANY
                   TO EFFECT THE MERGER.......................................38

ARTICLE 8 TERMINATION.........................................................39

SECTION 8.1        TERMINATION................................................39
SECTION 8.2        FEES AND EXPENSES..........................................40
SECTION 8.3        EFFECT OF TERMINATION......................................40

ARTICLE 9 MISCELLANEOUS.......................................................41

SECTION 9.1        AMENDMENT AND MODIFICATION.................................41
SECTION 9.2        NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............41
SECTION 9.3        WAIVER OF COMPLIANCE; CONSENTS.............................41
SECTION 9.4        ASSIGNMENT.................................................41
SECTION 9.5        EXPENSES...................................................41
SECTION 9.6        GOVERNING LAW..............................................41
SECTION 9.7        NOTICES....................................................42
SECTION 9.8        INTERPRETATION.............................................43
SECTION 9.9        PARTIAL INVALIDITY.........................................43
SECTION 9.10       COUNTERPARTS...............................................43
SECTION 9.11       ENTIRE AGREEMENT...........................................43
SECTION 9.12       NO THIRD PARTY BENEFICIARIES...............................43
SECTION 9.13       JURISDICTION; FORUM........................................43
SECTION 9.14       NO IMPLIED REPRESENTATIONS.................................44
SECTION 9.15       CONSTRUCTION OF CERTAIN PROVISIONS.........................44





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                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of June 17, 2003 (this "Agreement"), is by and among Jostens, Inc., a Minnesota corporation (the "Company"), Ring Holding Corp., a Delaware corporation ("Parent"), and Ring Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of Parent ("MergerCo").

                                    RECITALS

         WHEREAS, Parent has formed MergerCo for the purpose of merging it with and into the Company (the "Merger") in order to acquire the Company as a wholly-owned subsidiary;

         WHEREAS, the Board of Directors of the Company (the "Board") and the Board of Directors of MergerCo have each determined that the Merger, in accordance with the Minnesota Business Corporation Act (the "MBCA") and upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger;

     WHEREAS, (i) the Board has, in light of and subject to the terms and conditions set forth herein, determined that the consideration to be paid in the Merger is fair to the shareholders of the Company, and the Merger is otherwise in the best interest of the Company and its shareholders, (ii) the Board and the Board of Directors of MergerCo have approved this Agreement and the transactions contemplated hereby, (iii) Parent, as the sole shareholder of MergerCo, has approved this Agreement and the transactions contemplated hereby and (iv) the Board has resolved to submit this Agreement to a vote of the shareholders of the Company and, subject to the terms hereof, to recommend approval of this Agreement by the shareholders of the Company entitled to vote thereon;

     WHEREAS, certain shareholders of the Company have entered into support agreements with Parent, dated the date hereof (the "Support Agreements"), agreeing, among other things, to support the transactions contemplated by this Agreement; and

     WHEREAS,   Parent,   MergerCo  and  the  Company  desire  to  make  certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    article 1
                                   DEFINITIONS


     Section  1.1.......Definitions.  In  addition  to the other words and terms defined elsewhere in this Agreement, as used in this Agreement, the following words and terms shall have the meanings specified or referred to below:

                  "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

     "Agreement" shall have the meaning specified in the preamble of this Agreement.

     "Alternative Transaction" shall have the meaning specified in Section 6.10.

     "Articles of Merger" shall mean the articles of merger for the Merger.

     "Board" shall have the meaning specified in the second recital of this Agreement.

     "Certificate of Designation" shall mean the Company's Certificate of Designation of the Powers, Preferences and Rights of the 14% Senior Redeemable Payment-in-Kind Preferred Stock, and Qualifications, Limitations and Restrictions thereof dated as of May 10, 2000.

     "Certificates" shall have the meaning specified in Section 3.2(c).

     "Claim" shall have the meaning specified in Section 5.6(b).

     "Class A Common Stock" shall mean the Class A Common Stock, par value $0.33 1/3 per share, of the Company

     "Class B Common Stock" shall mean the Class B Common Stock, par value $0.01 per share, of the Company.

     "Class C Common Stock" shall mean the Class C Common Stock, par value $0.01 per share, of the Company.

     "Class D Common Stock" shall mean the Class D Common Stock, par value $0.01 per share, of the Company.

     "Class E Common Stock" shall mean the Class E Common Stock, par value $0.01 per share, of the Company.

     "Closing" shall mean the closing of the Merger.

     "Closing Date" shall mean the date on which the Closing actually occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Amount" shall mean the Purchase Price plus the aggregate exercise price of all unexercised Company Stock Options and Warrants outstanding immediately prior to the Effective Time (for purposes of clarity, exclusive of any Company Stock Options and Warrants referenced in clause (iii) of the definition of Net Debt).

     "Common Per Share Amount" shall mean an amount, rounded to the nearest $0.01, equal to the Common Amount divided by the Fully Diluted Number.

     "Common Stock" shall mean, collectively, the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock and the Class E Common Stock.

     "Company" shall have the meaning specified in the preamble of this Agreement.

     "Company Permits" shall have the meaning specified in Section 4.13(b).

     "Company Stock Options" shall mean options to purchase shares of Class A Common Stock.

     "Competition Act" shall mean the Competition Act (Canada), as amended.

     "Confidentiality Agreement" shall mean the letter agreement, dated April 4, 2003, between DLJ Merchant Banking III, Inc., an Affiliate of Parent, and the Company.

     "Contracts," with respect to any Person, shall mean any note, bond, mortgage, indenture, lease, agreement or other instrument or obligation, whether written or oral, to which such Person or any of its Subsidiaries is a party or by which any of them or any portion of their properties or assets may be bound.

     "Credit Facility" shall mean the Company's credit facility under that certain Second Amended and Restated Credit Agreement dated as of December 13, 2002, among the Company, the several lenders party thereto, DB, JPMorgan Chase Bank and J.P. Morgan Securities Inc.

     "DB" means Deutsche Bank Securities Inc.

     "Debt" shall have the meaning specified in Section 5.6(b).

     "Disclosure Letter" shall mean the letter delivered by the Company to Parent concurrently herewith.

     "Dissenting Shares" shall have the meaning specified in Section 3.1(d).

     "Effective Time" shall have the meaning specified in Section 2.2.

     "Environmental Law" shall mean any law (including, without limitation, common law), regulation, ordinance, guideline, code, decree, judgment, order, permit or authorization or other legally enforceable requirement of any Governmental Entity relating to toxic torts, worker or public safety or health and the indoor and outdoor environment, including, without limitation, pollution, contamination, Hazardous Substances, cleanup, regulation and protection of the air, water or soils in the indoor or outdoor environment.

     "Environmental Liabilities" shall mean all liabilities, responsibilities, damages, penalties, obligations or clean-up costs, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, assessed or levied pursuant to any Environmental Law or in connection with any release of a Hazardous Substance whether on, at, in, under, from or about or in the vicinity of any real or personal property.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any other entity that, together with the Company, would be treated as a single employer under Section 414 of the Code.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Former Real Property" shall mean any real property in which the Company or any of its Subsidiaries previously held, but no longer holds, any legal, beneficial, equitable or leasehold interest.

     "Fully Diluted Number" shall mean (a) the aggregate number of issued and outstanding Shares (excluding Shares owned by MergerCo, any Affiliate of MergerCo or any Subsidiary of the Company) as of the Closing Date plus (b) the aggregate number of Shares issuable upon exercise of all outstanding Company Stock Options and Warrants as of the Closing Date.

     "GAAP" shall mean generally accepted accounting principles in the United States of America.

     "Goldman Sachs" shall mean Goldman, Sachs & Co.

     "Governmental   Entity"   shall  mean  any   foreign,   federal  or  state,
governmental department, commission, board, bureau, agency or instrumentality.

     "Hazardous Substances" shall mean any material, substance or waste classified, characterized or regulated as hazardous, toxic, pollutant or contaminant under any Environmental Law, including, but not limited to, petroleum products, asbestos, radioactive material, or hazardous or toxic substances or wastes that pose a hazard to the health or safety of Persons.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indenture" shall mean that certain Indenture, dated as of May 10, 2000, between the Company and The Bank of New York, a New York banking corporation.

     "Intellectual Property" shall have the meaning specified in Section 4.18.

     "IRS" shall mean the Internal Revenue Service.

     "Leased Property" shall have the meaning specified in Section 4.19(a).

     "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

     "Legal Requirements," with respect to any Person, shall mean any order, judgment, writ, injunction, determination, award, decree, law, statute, rule or regulation promulgated by any Governmental Entity applicable to such Person or any of its Subsidiaries or any of their properties or assets.

     "Letter of Transmittal" shall have the meaning specified in Section 3.2(c).

     "Liens" shall have the meaning specified in Section 4.3.

     "Management Accounts" shall have the meaning specified in Section 4.7(b).

     "Material Adverse Effect," with respect to any Person, shall mean a material adverse effect on (i) the business, assets, properties, or condition (financial or otherwise) or results of operations of such Person and its Subsidiaries taken as a whole or (ii) the ability of such Person to consummate the transactions contemplated by this Agreement or perform its obligations hereunder, excluding in the case of (i) above, the effect of any events or conditions arising from changes in general business or economic conditions, including any effects resulting from acts of war (whether or not declared) or acts of terrorism.

     "MBCA" shall have the meaning specified in the second recital of this Agreement.

     "Merger" shall have the meaning specified in the first recital of this Agreement.

     "MergerCo" shall have the meaning specified in the preamble of this Agreement.

     "Multi-Employer Plan" shall have the meaning set forth in Section 3(37) of ERISA.

     "Net Debt" shall mean an amount equal to (i) the sum of the following (without duplication) as of May 31, 2003: (A) the principal amount outstanding under the Credit Facility, together with accrued but unpaid interest thereon and any other amounts owed thereunder (for purposes of clarity, including any amounts owed (and less any amounts receivable) in connection with hedging obligations or the termination thereof and excluding any amounts owed pursuant to letters of credit issued thereunder); (B) the aggregate principal amount outstanding under the Notes, together with any accrued but unpaid interest thereon (for purposes of clarity, excluding prepayment and repurchase premiums (including pursuant to Section 3.07(c) and Section 4.08 of the Indenture), fees and expenses which may be incurred by the Company in connection with the redemption of the Notes); (C) the aggregate principal amount, accrued but unpaid interest thereon and the other amounts outstanding in respect of the indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company or any Subsidiary is responsible or liable other than the indebtedness evidenced by the Credit Facility and the Notes and other than any amounts owed pursuant to any outstanding letters of credit; (D) all obligations of the Company or any Subsidiary issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company or any Subsidiary and all obligations of the Company or any Subsidiary under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising and paid in the ordinary course of business in accordance with customary payment terms); (E) all obligations of the Company or any Subsidiary under leases required to be capitalized in accordance with GAAP; (F) all obligations of the type referred to in clauses (A) through
(E) of the Company or any Subsidiary for the payment of which the Company or any Subsidiary is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and
(G) all obligations of the type referred to in clauses (A) through (E) of other Persons secured by any Lien on any property or asset of the Company or any Subsidiary (whether or not such obligation is assumed by the Company or any Subsidiary); less (ii) the cash of the Company and its Subsidiaries as of May 31, 2003 less (iii) cash received by the Company in connection with the exercise of Company Stock Options and Warrants after May 31, 2003 but on or before the Closing Date.

     "Notes" means the Company's 12 3/4% Senior Subordinated Notes due 2010.

     "Owned Property" shall have the meaning specified in Section 4.19(a).

     "Parent" shall have the meaning specified in the preamble of this Agreement.

     "Payment Agent" shall have the meaning specified in Section 3.2(a).

     "Payment Fund" shall have the meaning specified in Section 3.2(i).

     "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, covenants, reservations, encroachments, utility agreements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent and which have not had, nor would be reasonably expected to have, with respect to any material property of the Company and its Subsidiaries, taken as a whole, a material adverse effect on such affected property; (ii) Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor on a balance sheet included in the SEC Filings in accordance with GAAP; (iii) landlord's, warehouseman's, mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business in respect of obligations which are not yet due or which are bonded or which are being contested in good faith and by appropriate proceedings provided any required reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;
(iv) zoning, entitlement and other land use and environmental regulations by any Governmental Entity, the violation of which has not had, nor would be reasonably expected to have with respect to any material property of the Company and its Subsidiaries, taken as a whole, a material adverse effect on such property; (v) such other imperfections in title, charges, easements, restrictions, covenants, reservations, encroachments, utility agreements and encumbrances which do not materially detract from the value of or materially interfere with the present use of any property subject thereto or affected thereby; and (vi) Liens in connection with or permitted by the Credit Facility.

     "Person" shall mean and include an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Plans" shall have the meaning specified in Section 4.16(a).

     "Preferred   Stock"  shall  mean  the  Company's   14%  Senior   Redeemable
Payment-in-Kind Preferred Stock, par value $0.01 per share.

     "Preferred Stock Liquidation Preference" shall mean the aggregate liquidation preference attributable to the outstanding shares of Preferred Stock (including the liquidation preference attributable to any accrued but unissued dividends thereon) as of May 31, 2003.

     "Present Fair Salable Value" shall have the meaning specified in Section 5.6(b).

     "Purchase Price" shall mean $497,762,000; provided, however, that if the Closing occurs on or after August 1, 2003, the Purchase Price shall increase by an amount equal to $163,934 per day from and including August 1, 2003 up to and including the Closing Date (but in any event shall not increase by more than $10,000,000 as a result of the passage of time). In the event that it is determined prior to the Effective Time that the sum of the Net Debt plus the Preferred Stock Liquidation Preference plus the Transaction Expenses exceeds the amount set forth on Exhibit A hereto, then the Purchase Price shall be decreased by the amount of such excess. In the event that it is determined prior to the Effective Time that the sum of the Net Debt plus the Preferred Stock Liquidation Preference plus the Transaction Expenses is less than the amount set forth on Exhibit A, then the Purchase Price shall be increased by the amount of such shortfall.

     "Real Property" shall have the meaning specified in Section 4.19(a).

     "Real Property Leases" shall have the meaning specified in Section 4.19(a).

     "Related  Party  Transaction"  shall have the meaning  specified in Section
4.23.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Filings" means filings by the Company under the Exchange Act with the SEC since January 1,

2000.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securityholders" shall mean the holders of the Common Stock, Company Stock Options and Warrants on the Closing Date.

     "Share" or "Shares" shall mean the issued and outstanding shares of Common Stock.

     "Shareholders Meeting" shall have the meaning specified in Section 6.2.

     "Solvent" or "Solvency" shall have the meaning specified in Section 5.6(b).

     "Subsidiary," with respect to any Person, shall mean any corporation 50% or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50% or more of the total equity interest of which is, directly or indirectly, owned by such Person.

     "Subsidiary Shares" shall have the meaning specified in Section 4.3.

     "Support Agreements" shall have the meaning specified in the fourth recital of this Agreement.

     "Surviving Corporation" shall have the meaning specified in Section 2.1.

     "Tax Return" shall mean any return, report or statement required to be filed with any Governmental Entity with respect to Taxes.

     "Taxes" shall mean (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including but not limited to those on or measured by or referred to as net income, gross receipts, capital, sales, use, ad valorem, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, premium, value added, real estate, property, windfall profits and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) and/or (ii) as a transferee, pursuant to Treasury Regulation Section 1.1502-6 (or a similar provision of state, local or foreign law) or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment, whether oral or written.

     "Title IV Plan" shall have the meaning specified in Section 4.16(d).

     "Transaction Expenses" means the aggregate amount of fees and expenses and other payment obligations incurred by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement or any of the transactions contemplated hereby, including fees and expenses of counsel, advisors, consultants (including environmental consultants), investment bankers, experts, actuaries, auditors and accountants, all sale bonuses, "stay-around" or similar bonuses, severance payments (but only to the extent arising directly from or as a result of the Closing) and non-competition payments and similar expenses owed to current or former directors, officers, employees, stockholders and consultants (but only to the extent arising directly from or as a result of the Closing). The Company has delivered to Parent on the date hereof a spreadsheet setting forth the estimated Transaction Expenses.

     "Undesignated Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

     "USRPHC" shall mean a United States Real Property Holding Corporation within the meaning of Section 897 of the Code.

     "Warrants" shall mean warrants to purchase shares of Class E Common Stock.

     "Wire Transfer Recipients" shall mean (a) all holders of Class B Common Stock, Class C Common Stock or Class D Common Stock and (b) any other holder of Shares or Warrants designated by the Board (by written notice to Parent) as a Wire Transfer Recipient.

                                    ARTICLE 2
                                   THE MERGER


     Section 2.1.....  The Merger;  Effects of the Merger. At the Effective Time
and upon the terms and subject to the conditions of this Agreement and in accordance with the provisions of the MBCA, MergerCo shall be merged with and into the Company, whereupon the separate corporate existence of MergerCo shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects set forth in the MBCA. Without limiting the generality of the foregoing and subject thereto, from and after the Effective Time the Surviving Corporation shall possess all of the rights, privileges, immunities and powers, of a public as well as a private nature, of each of the Company and MergerCo and be responsible and liable for all of the duties and liabilities of each of the Company and MergerCo.

     Section  2.2.......Closing;  Effective  Time.  Subject to the provisions of
Article 7 and Section 6.13, the Closing shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, at 10:00 a.m. New York City time on July 25, 2003 (subject to the conditions set forth in Article 7 having been satisfied or waived by the party or parties entitled to the benefit of such conditions) or such later date (but no later than September 30, 2003) which shall be designated in writing by Parent to the Company; provided, that any such later date shall be no earlier than the third business day after such written notification by Parent to the Company. Each of the parties hereto shall use its best efforts to effect the Closing by July 31, 2003, subject to Parent's right to designate a later date for the Closing (and the parties shall use their best efforts to effect the Closing by any such later-designated date). At the Closing, subject to the terms and conditions hereof, MergerCo and the Company shall cause the Articles of Merger to be executed and filed with the Secretary of State of the State of Minnesota in the form required by and executed in accordance with the applicable provisions of the MBCA. The Merger shall become effective as of the date and time of such filings or such other date and time after such filings as MergerCo and the Company shall specify in the Articles of Merger (the "Effective Time").

     Section  2.3.......Articles  of  Incorporation.  At the Effective Time, and
without any further action on the part of the Company or MergerCo, the articles of incorporation of the Company shall be the articles of incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with applicable law.

     Section  2.4.......Bylaws.  At the Effective  Time, and without any further action on the part of the Company or MergerCo, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter may be altered, amended or repealed as provided therein or in the articles of incorporation of the Surviving Corporation and in accordance with applicable law.

     Section 2.5.......Directors. At the Effective Time, and without any further action on the part of the Company or MergerCo, the directors of MergerCo, immediately prior to the Effective Time, shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified or earlier upon such director's resignation or removal.

     Section 2.6.......Officers.  At the Effective Time, and without any further action on the part of the Company or MergerCo, the officers of the Company, immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified or earlier upon such officer's resignation or removal.

                                    ARTICLE 3
                              CONVERSION OF SHARES


     Section  3.1.......Effect  on Capital  Stock,  Warrants  and Company  Stock
Options. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares, Company Stock Options, Warrants or any shares of capital stock of MergerCo:

     (a)......Capital  Stock of MergerCo.  Each share of common stock, par value
$0.01 per share, of MergerCo issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation.

     (b)......Common  Stock, Warrants and Company Stock Options Owned by Company
Subsidiaries, Parent or MergerCo. Each Share, Warrant and Company Stock Option that is held by any Subsidiary of the Company, and each Share, Warrant and Company Stock Option that is held by Parent, MergerCo or any Affiliate of Parent or MergerCo, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c)......Conversion  of Common Stock. Except for Shares that are subject to
Section 3.1(b) or (d), each Share shall be canceled and extinguished and be converted automatically into and become a right to receive the Common Per Share Amount in cash.

     (d)......Dissenting  Shares.  Notwithstanding anything in this Agreement to the contrary, each Share that is issued and outstanding immediately prior to the Effective Time and that is held by a shareholder who has properly demanded and perfected such shareholder's rights to dissent from the Merger and to be paid the fair value of such shares (the "Dissenting Shares") in accordance with Sections 302A.471 and 302A.473 of the MBCA, shall not be converted into the right to receive the Common Per Share Amount, but the holder thereof shall be entitled only to such rights as are granted by Sections 302A.471 and 302A.473 of the MBCA and the Surviving Corporation shall make all payments to the holders of the Dissenting Shares with respect to such demands in accordance with the MBCA; provided, however, that if such holder shall have failed to perfect or shall have lost the right to dissent and payment under the MBCA, each Share held by such holder shall thereupon be deemed to have been converted into, as of the Effective Time, solely the right to receive the Common Per Share Amount, without interest thereon. The Company shall give reasonably prompt notice to Parent of any demands received by the Company for payment under Sections 302A.471 and 302A.473 of the MBCA, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of MergerCo, make any payment with respect to, or settle or offer to settle, such demands.

     (e)......Conversion and Cancellation of Company Stock Options and Warrants.
Each Company Stock Option and Warrant outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted automatically into and become a right to receive from the Company cash in an amount equal to the product of (i) the number of Shares for which such Company Stock Option or Warrant, as applicable, is exercisable and (ii) the excess of the Common Per Share Amount over the per share exercise price of such Company Stock Option or Warrant, as applicable, less any applicable Taxes deducted or withheld pursuant to Section 3.2(k).

     Section  3.2.......Payment  for Common  Stock,  Warrants and Company  Stock
Options.

     (a)......Payment  Agent.  No later  than three  business  days prior to the
Effective Time, MergerCo shall designate a bank or trust company reasonably acceptable to the Company to act as payment agent in connection with the Merger (the "Payment Agent") for the purpose of disbursing the cash amounts payable to holders of Shares and Warrants (other than Wire Transfer Recipients) subject to the provisions of this Article 3.

     (b)......Payment  of Purchase  Price;  Deposit with Payment  Agent.  On the
Closing Date, Parent shall cause to be remitted to the Wire Transfer Recipients the portion of the Purchase Price payable to such Wire Transfer Recipients, via wire transfer of immediately available funds to the respective bank accounts designated by such Wire Transfer Recipients by written notice to Parent and the Company at least two business days prior to the Closing Date (provided that certificates issued in the name of such Wire Transfer Recipients and representing the Shares and Warrants held by such Wire Transfer Recipients have been submitted to the Company to the reasonable satisfaction of Parent at least two business days prior to the Closing Date for cancellation at the Effective
Time). Parent shall, at or prior to the Effective Time, deposit the remaining portion of the Purchase Price attributable to the Shares and Warrants, via wire transfer of immediately available funds, with the Payment Agent, for the benefit of the holders of Shares and the Warrants (other than Wire Transfer Recipients).

     (c)......Notice  of  Exchange.  Promptly  after  the  Effective  Time,  the
Surviving Corporation shall cause the Payment Agent to mail to each record holder (other than Wire Transfer Recipients) as of the Effective Time, of any outstanding certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented issued and outstanding Shares or Warrants, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Payment Agent) (a "Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates for payment therefor.

     (d)......Payment  by Payment Agent. Upon the surrender to the Payment Agent of each Certificate and a duly executed Letter of Transmittal related thereto, the holder of such Certificate shall be entitled to receive in exchange therefor by check an amount in cash equal (x) in the case of Shares, to the product of
(i) the number of Shares held by such holder and (ii) the Common Per Share Amount, and (y) in the case of Warrants, the consideration described in Section 3.1(e). All such Certificates shall, after such surrender, be marked as canceled.

     (e)......Payment  to Holders of Company Stock Options.  Parent shall, at or prior to the Effective Time, deposit the portion of the Purchase Price attributable to the Company Stock Options, via wire transfer of immediately available funds, with the Company, for the benefit of the holders of Company Stock Options. Promptly following the Effective Time, the Company shall pay to holders of Company Stock Options the amounts set forth in Section 3.1(e).

     (f)......No  Further  Ownership  Rights  in  Shares.  The cash  paid to the holders of Shares, Warrants and Company Stock Options in accordance with the terms of Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, Warrants and Company Stock Options, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares, Warrants or Company Stock Options which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 3. Until surrendered in accordance with the provisions of this Section 3.2, each Certificate (other than Certificates representing (i) Dissenting Shares, (ii) Shares or Warrants held by the Company or any of its Subsidiaries or (iii)
Shares or Warrants held by Parent, MergerCo or any Affiliate of Parent or MergerCo) shall represent for all purposes only the right to receive the consideration described in Section 3.1 applicable thereto, without any interest thereon, subject to any required withholding taxes.

     (g)......Transfers of Ownership. In the event of a transfer of ownership of
Shares or Warrants which is not registered in the transfer records of the Company, payment of the consideration described in Section 3.1 applicable thereto may be made to a transferee if the Certificate with respect thereto is presented to the Payment Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

     (h)......Lost,  Stolen and  Destroyed  Certificates.  In the event that any
Certificate shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such consideration described in Section 3.1 applicable thereto as may be required pursuant to this Agreement; provided, however, that Surviving Corporation or the Payment Agent may, in their discretion, require the delivery of a satisfactory indemnity.

     (i)......Termination  of Payment  Fund.  Any portion of the Purchase  Price deposited with the Payment Agent pursuant to this Section 3.2 (the "Payment Fund") which remains undistributed to the holders of the Shares or Warrants for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand. Any holders of Shares or Warrants prior to the Merger who have not exchanged all of their Shares or Warrants, as applicable, in accordance with Articles 2 and 3 prior to that time shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for cash, if any, for unexchanged Shares or Warrants, as applicable, to which such holders may be entitled.

     (j)......No Liability.  None of Parent, MergerCo, the Surviving Corporation
nor the Payment Agent shall be liable to any Person in respect of cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (k)......Withholding  Taxes. Parent and the Surviving  Corporation shall be entitled to deduct and withhold, or cause the Payment Agent to deduct and withhold, from any amounts payable pursuant to this Article 3, any withholding or other Taxes as are required to be deducted or withheld under the Code, or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, Warrants or Company Stock Options, as the case may be, in respect of which such deduction and withholding was made.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company hereby represents and warrants to Parent and MergerCo as follows:

     Section 4.1.......Organization. Each of the Company and its Subsidiaries is
duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified and in good standing has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company has made available, or will make available prior to the Closing Date, to Parent correct and complete copies of (i) the articles or certificates of incorporation and bylaws (or equivalent governing instruments), as currently in effect, of the Company and each of its Subsidiaries, (ii) the minute books of the Company and, to the extent in existence, each Subsidiary covering the period beginning no earlier than January 1, 2000 and (iii) to the extent in the Company's or any Subsidiary's possession, the stock certificate books and stock transfer ledgers of the Company and its Subsidiaries since January 1, 2000.

     Section  4.2.......Capitalization.  The  authorized  capital  stock  of the
Company consists of: (i) 4,200,000 shares of Class A Common Stock; (ii) 5,300,000 shares of Class B Common Stock; (iii) 2,500,000 shares of Class C Common Stock; (iv) 20,000 shares of Class D Common Stock; (v) 1,900,000 shares of Class E Common Stock; (vi) 12,020,000 shares of Undesignated Common Stock; and (vii) 4,000,000 shares of Preferred Stock. As of the date hereof, there are
(i) 2,825,218 shares of Class A Common Stock issued and outstanding, (ii) 5,300,000 shares of Class B Common Stock issued and outstanding, (iii) 811,020 shares of Class C Common Stock issued and outstanding, (iv) 20,000 shares of Class D Common Stock issued and outstanding, (v) no shares of Class E Common Stock or Undesignated Common Stock issued and outstanding, (vi) 90,358 shares of Preferred Stock issued and outstanding (excluding accrued but unpaid dividends) and (vii) Warrants to purchase 807,113 shares of Class E Common Stock at an exercise price of $0.01 per share. Section 4.2 of the Disclosure Letter sets forth a complete and accurate schedule as of May 20, 2003 of all holders of record of the issued and outstanding capital stock of the Company and all holders of Company Stock Options and, as of May 14, 2003, all of the holders of Warrants, identifying, in the case of Company Stock Options and Warrants, the number of shares of Class A Common Stock and Class E Common Stock covered thereby and the applicable exercise price. Since March 29, 2003, no additional shares of capital stock have been issued by the Company (except shares of Class A Common Stock, if any, that have been issued pursuant to the exercise of stock options so identified in Section 4.2 of the Disclosure Letter and shares of Class E Common Stock, if any, that have been issued pursuant to the exercise of Warrants) and, no additional stock options or other stock rights have been granted. No stock appreciation rights, phantom stock, profit participation or other similar rights with respect to the Company or any capital stock of the Company are authorized or outstanding. All of the issued and outstanding Shares have been duly authorized and are validly issued, fully paid, nonassessable and were not issued in violation of any preemptive rights or comparable rights of any Person to acquire such shares. Except as disclosed in this Section 4.2 or in
Section 4.2 of the Disclosure Letter, as of the date hereof, (A) there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, proxies, voting trusts, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, sell, transfer, redeem or otherwise acquire, dispose or vote any shares of capital stock or other equity securities of the Company or of any of its Subsidiaries and (B) the Company is not a party to or bound by (x) any agreement or commitment pursuant to which the Company is or could be required to register any securities under the Securities Act or (y) any debt agreements or instruments which grant any rights to vote (contingent or otherwise) on matters on which shareholders of the Company may vote.

     Section  4.3.......Subsidiaries.  Except as disclosed in the SEC Filings or in Section 4.3 of the Disclosure Letter, the Company does not own, directly or indirectly, (a) any shares of capital stock of any corporation or (b) any other equity interest in any Person, domestic or foreign. All of the outstanding shares of capital stock and all equity interests of each of the Company's Subsidiaries that are owned by the Company or any other Subsidiary of the Company (collectively, the "Subsidiary Shares") have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights or comparable rights. There are no irrevocable proxies or similar obligations with respect to any of the Subsidiary Shares and, except as set forth in the SEC Filings or in Section 4.3 of the Disclosure Letter, all of the Subsidiary Shares are owned by the Company or another Subsidiary of the Company free and clear of all liens, claims, pledges, charges, options, security interests, encumbrances or restrictions of any kind whatsoever (collectively, "Liens") with respect thereto. Except as disclosed in
Section 4.3 of the Disclosure Letter, the Company owns and has full voting and disposition power over all of the equity interests of each of its Subsidiaries. No stock appreciation rights, phantom stock, profit participation or other similar rights with respect to any Subsidiary or any capital stock of any Subsidiary are authorized or outstanding.

     Section 4.4.......Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders in accordance with the MBCA, to consummate the transactions contemplated hereby. The Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the shareholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger and (iii) resolved to recommend that the holders of the Shares entitled to vote approve and adopt this Agreement and the transactions contemplated hereby, including the Merger. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the vote of the shareholders required under the MBCA). Section 302A.673 of the MBCA is not applicable to the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and MergerCo, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     Section  4.5.......Noncontravention.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(a) conflict with or result in any violation of any provision of the articles of incorporation or bylaws (or equivalent governing instruments) of the Company or any of its Subsidiaries, (b) except as set forth in Section 4.5 of the Disclosure Letter, require any consent, approval or notice under, or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Contracts of the Company or any of its Subsidiaries or (c) subject to the approvals, filings and consents referred to in Section 4.6 or as set forth in Section 4.5 of the Disclosure Letter, violate any Legal Requirements applicable to the Company or any of its Subsidiaries, except in the case of clauses (b) and (c), with respect to matters that are not reasonably likely to (x) result in a Material Adverse Effect with respect to the Company,
(y) impair the ability of the Company to perform its obligations under this Agreement in any material respect or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

     Section   4.6.......Governmental   Approvals.   No  consent,   approval  or
authorization of, or declaration or filing with, any Governmental Entity on the part of the Company or any of its Subsidiaries that has not been obtained or made is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (i) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and compliance with Sections 302A.471 and 302A.473 of the MBCA regarding dissenters' rights, (ii) compliance with the notification and waiting period requirements of the HSR Act, (iii) any required filings under the Competition Act, (iv) such filings as may be required by any applicable state securities or "blue sky" laws or state takeover laws and
(v) consents, approvals, authorizations, declarations or filings that, if not obtained or made, are not reasonably likely to (x) result in a Material Adverse Effect with respect to the Company, (y) impair the ability of the Company to perform its obligations under this Agreement in any material respect or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated hereby.

     Section 4.7.......SEC Filings; Financial Statements.


     (a)......The  Company  has  made  all  required  SEC  Filings.  As of their respective dates, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, applicable to such SEC Filings, and the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements set forth in the SEC Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC promulgated under the Exchange Act and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended (subject, in the case of unaudited interim financial statements, to exceptions permitted by Form 10-Q under the Exchange Act).

     (b)......Unaudited  consolidated management accounts of the Company and its
Subsidiaries for the fiscal monthly period ending May 31, 2003 (the "Management Accounts") have been furnished to Parent. The Management Accounts have been prepared on a consistent basis with the unaudited interim financial statements as of and for the fiscal quarter ended March 29, 2003 included in the SEC Filings and fairly present in all material respects, in accordance with GAAP applied on a consistent basis, the consolidated financial position of the Company and its Subsidiaries at May 31, 2003 and the consolidated results of operation for the fiscal monthly period then ended, subject, in each case, to normal quarterly adjustments (including any adjustments under Staff Accounting Bulletin No. 101) and the absence of notes to such Management Accounts.

     (c)......Neither   the  Company  nor  any   Subsidiary   has  any  material
indebtedness, obligation or liability of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which would be required to be reflected on a balance sheet prepared in accordance with GAAP consistently applied in order that such balance sheet present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries which was not fully reflected in, reserved against or otherwise described in the most recent financial statements contained in the SEC Filings or the Management Accounts, other than any such indebtedness, obligation or liability incurred in the ordinary course of business since May 31, 2003 and other than as contemplated by this Agreement.

     Section  4.8.......Absence  of Certain Changes.  Except as set forth in the
SEC Filings or set forth in Section 4.8 of the Disclosure Letter, since December 28, 2002, except in connection with this Agreement, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been (i) any change, condition, event or occurrence which has had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, except for dividends payable with respect to the Preferred Stock in additional shares of Preferred Stock pursuant to its terms, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its Subsidiaries to any executive officer or other key employee of the Company or any of its Subsidiaries of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date hereof which have previously been provided or made available to Parent and MergerCo, (y) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date hereof which have previously been provided or made available to Parent and MergerCo or (z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer except in the ordinary course of business consistent with past practice, (v) any material damage, destruction or loss to any material property, whether or not covered by insurance, (vi) except insofar as may have been disclosed in the SEC Filings or required by a change in GAAP, any significant change in accounting methods, principles or practices (for financial accounting or tax purposes), (vii) any making or revocation of any Tax elections or any settlement or compromises of any federal, state, foreign or local Tax liability or any waivers or extensions of the statute of limitations in respect of such Taxes where the amount of such Taxes subject to settlement, compromise or waiver or extension of the statute of limitations is greater than $100,000 individually or $500,000 in the aggregate, (viii) any entry by the Company or any of its Subsidiaries into any material transaction or Contract,
(ix) any failure to pay and discharge current liabilities in the ordinary course of business consistent with past practice except where a liability is disputed in good faith by appropriate proceedings or any significant change that is adverse to the Company in policies or practices with respect to the collection of accounts receivable or the payment of sales representative draws, (x) any making of loans, advances or capital contributions to, or investments in, any Person (other than by the Company in any wholly owned Subsidiary of the Company or by any Subsidiary of the Company in a wholly owned Subsidiary of the Company or other than advances by the Company and its Subsidiaries made to sales representatives in the ordinary course of business) in excess of $1,000,000 in the aggregate or payment of any fees or expenses to any of the Company's shareholders or any Affiliate of any of such shareholders , except as required under any management agreement in effect as of the date hereof which has previously been provided or made available to Parent and MergerCo, (xi) the incurrence of Lien on any of its assets with a value in excess of $500,000, except for any Lien that is a Permitted Exception, or acquisition of any assets or sale, assignment, transfer, conveyance, lease or other disposition of any assets of the Company or any Subsidiary, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of (A) in the ordinary course of business or (B) otherwise not in excess of $500,000 in the aggregate, (xii) any incurrence of any indebtedness for borrowed money, other than (A) borrowings under the Company's revolving credit facility in the ordinary course of business consistent with past practice and (B) other indebtedness for borrowed money in an amount not in excess of $1,000,000 in the aggregate, (xiii) any cancellation or compromise of any debt or claim or amendment, cancellation, termination, relinquishment, waiver or release of any Contract or right except in the ordinary course of business and which, in the aggregate, would not be material to the Company and its Subsidiaries taken as a whole, (xiv) any material delay in making any capital expenditure for an approved capital project as set forth in the Company's 2003 budget or the making or commitment to make any capital expenditures or capital additions or betterments materially in excess of amounts for such purposes set forth in the Company's 2003 budget, (xv) any grant of any material license or sublicense of any rights under or with respect to any Intellectual Property, (xvi) any institution or settlement of any material Legal Proceeding, or (xvii) any agreement to do anything set forth in this Section 4.8.

     Section  4.9.......Finders and Investment Bankers.  Neither the Company nor
any of its officers or directors has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, except for Goldman Sachs and DB, or obligated the Company or any of its Subsidiaries to pay any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable to Goldman Sachs and DB. The amount of such fees payable to Goldman Sachs and DB and the terms related thereto have been previously and accurately disclosed in writing to Parent.

     Section   4.10......Voting   Requirement.   The  affirmative  vote  of  the
shareholders of the Company entitled to vote on the Merger as required by the MBCA is the only vote of the Company's shareholders necessary to approve this Agreement and the transactions contemplated hereby, including the Merger, under any applicable law, rule or regulation, including the MBCA, or pursuant to the requirements of the Company's articles of incorporation or bylaws.

     Section 4.11......Litigation.  Except as disclosed in the SEC Filings or in
Section 4.11 of the Disclosure Letter, there is no action, suit, investigation, arbitration, claim, or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court, arbitral authority or Governmental Entity which, as of the date hereof, (i) seeks damages (including compensatory, consequential and punitive damages) in excess of $1,000,000 or seeks injunctive relief or (ii) would materially and adversely affect the Company's ability to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court, Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that would materially and adversely affect the Company's ability to consummate the transactions contemplated by this Agreement.

         Section 4.12......Taxes.

     (a)......Each  of the Company and its  Subsidiaries  and any  consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member has timely filed or caused to be filed (or will file or cause to be filed) with the appropriate taxing authorities in all jurisdictions in which such Tax returns are required to be filed all income Tax Returns, and all other Tax Returns which, if properly prepared and filed, would involve more than an immaterial amount of Taxes, required to be filed by it (taking into account applicable extension periods) for all taxable or reporting periods ending on or before the Closing Date, and has paid all Taxes required to be paid and has made adequate provision on its financial statements in accordance with GAAP for all Taxes which are not yet due and payable. All such Tax Returns are true, correct and complete in all material respects, and there are no liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax. The Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld and collected from employee salaries, wages and other compensation and from all other amounts and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

     (b)......Except  as set forth on Section 4.12(b) of the Disclosure  Letter, neither the Company nor any of its Subsidiaries has (i) been notified in writing that any Tax Return is currently under audit by the IRS or any state or local taxing authority or that it intends to conduct such an audit and no action, suit, investigation, claim or assessment is pending or, to the knowledge of the Company, proposed with respect to any Taxes; (ii) made any agreement for the extension of time or the waiver of the statute of limitations for the assessment, collection or payment of any Taxes; (iii) been notified in writing that any material claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries; or (iv) executed any power of attorney with respect to any Tax matter that is currently in force.

     (c)......Neither  the Company nor any of its Subsidiaries has any liability for Taxes as a result of Section 1.1502-6 of the Treasury Regulations or any comparable provision of state, local or foreign law (other than as a result of being in a group of which the Company is the common parent). The Company is not a USRPHC and was not a USRPHC on any "determination date" (as defined in Section 1.897-2(c) of the Treasury Regulations) that occurred in the five-year period preceding the Closing Date.

     (d)......Except  as set forth on Section 4.12(d) of the Disclosure  Letter, no claim has been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns to the effect that such entity is or may be subject to taxation by that jurisdiction.

     (e)......Except  as set forth on Section 4.12(e) of the Disclosure  Letter,
Parent has been provided or given access to (i) all income Tax Returns of the Company and its Subsidiaries for all taxable periods ending on or after December 31, 1999 and (ii) all United States and Canadian federal revenue agents' reports and other similar reports relating to the audit or examination of the Tax Returns of the Company and its Subsidiaries for all taxable periods ending on or after December 31, 1999. No issue has been raised by a domestic or federal, state, local or foreign taxing authority in any current or prior examination, which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

     (f)......Neither  the Company nor any other  Person  (including  any of its
Subsidiaries) on behalf of the Company or any of its Subsidiaries has (i) agreed to or are required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or any of its Subsidiaries, or (ii) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to the disposition of a subsection (f) asset (as such term is defined in Section 341(f) of the Code) owned by the Company or any of its Subsidiaries.

     (g)......Except  as set forth on Section 4.12(g) of the Disclosure  Letter, no property owned by the Company or any of its Subsidiaries (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

     (h)......Except  as set forth on Section 4.12(h) of the Disclosure  Letter, neither the Company nor any of its Subsidiaries is a party to (i) any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which they will have any obligation to make any payments after the Closing, (ii) any agreement that could obligate it to make any payment in connection with the transactions contemplated by this Agreement that will not be deductible by the Company or any of its Subsidiaries by reason of Section 280G of the Code, (iii) a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company or any of its Subsidiaries involving more than $100,000 of Taxes or (iv) otherwise bound by any private letter ruling of the IRS or comparable rulings or guidance issued by any other taxing authority. The Company has provided to Parent all information which is necessary in order to accurately determine the applicability of Section 280G of the Code to the contractual arrangements between the Company or its Subsidiaries and their respective employees.

     (i)......Neither   the  Company  nor  any  of  its   Subsidiaries  (i)  has
constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement or (ii) is or was a member of any consolidated, combined, unitary or affiliated group of corporations that filed or was required to file a consolidated, combined or unitary Tax Return, other than the group of which it is now a member.

     Section 4.13......Compliance with Laws.

     (a)......Except  as disclosed in Section 4.13(a) of the Disclosure  Letter, the conduct of business by the Company and its Subsidiaries since January 1, 2000 has not violated or breached and currently does not violate or breach (and no event has occurred which with notice or the lapse of time, or both, would constitute a violation or breach of) any laws, statutes, ordinances or regulations of any Governmental Entity applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except for violations and breaches which have not given and would not reasonably be expected to give rise to a material liability. Except as set forth in the SEC Filings or in Section 4.13(a) of the Disclosure Letter, there are no unresolved notices of deficiency or charges of violation with respect to the matters covered by this Section 4.13(a) brought or, to the knowledge of the Company, threatened or pending against the Company, which have given or would reasonably be expected to give rise to a material liability.

     (b)......Except  as disclosed in Section 4.13(b) of the Disclosure  Letter, each of the Company and its Subsidiaries has all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for it to own or lease and to operate its properties or otherwise to carry on its business as it is now being conducted
(all  such  matters  are  hereinafter   referred  to  collectively  as  "Company
Permits"), except those the absence of which has not materially impaired and would not reasonably be expected to materially impair the ability of the Company or its Subsidiaries to conduct its business as currently conducted. Neither the Company nor any of its Subsidiaries has received any notice or claim pertaining to the failure to obtain any Company Permit, except for any such notice or claim regarding any such failure that has not given and would not reasonably be expected to give rise to a material liability.

     Section  4.14......Environmental  Matters. Except for such matters that are disclosed in the SEC Filings or in Section 4.14 of the Disclosure Letter and for such matters as have not resulted and would not reasonably be expected to result in the Company or the Subsidiaries incurring any material Environmental Liabilities (i) the assets, Real Property, Former Real Property, businesses and operations of the Company and its Subsidiaries are and have been in compliance with applicable Environmental Laws; (ii) the Company and its Subsidiaries have obtained and, as currently operating, are and have been in compliance with all Company Permits necessary under any Environmental Law for the conduct of the business and operations of the Company and its Subsidiaries in the manner now conducted; (iii) all Hazardous Substances generated at the Real Property or Former Real Property or in connection with any operations of the Company have been transported and otherwise handled, treated and disposed of in compliance with all applicable Environmental Laws and in a manner that does not result in liability under Environmental Laws; (iv) no Hazardous Substances have been disposed of or otherwise released, handled or stored by the Company on the Real Property or Former Real Property on which the Company's business is or has been conducted or elsewhere in violation of applicable Environmental Laws or in a manner that would reasonably be expected to result in the Company incurring Environmental Liabilities and (v) neither the Company nor any of its Subsidiaries nor any of their respective assets, Real Property, Former Real Property, businesses or operations has received or is subject to any outstanding order, decree, judgment, complaint, agreement, claim, citation, notice, investigation, inquiry or proceeding indicating that the Company or any of its Subsidiaries is or may be (a) liable for a violation of any Environmental Law or
(b) liable for any Environmental Liabilities (including, without limitation, any such Environmental Liabilities incurred in connection with being designated as a "potentially responsible party" pursuant to the Comprehensive Environmental
Response, Compensation and Liability Act or any analogous state law) (collectively, "Environmental Claims"), and, to the knowledge of the Company, no such Environmental Claims are threatened). Notwithstanding anything to the contrary, any representation or warranty contained in this Section 4.14 that relates to Former Real Property shall only apply to Former Real Property during the periods such real property was owned or operated by the Company. The transactions contemplated hereunder do not involve any property in Connecticut or New Jersey that would require notification to the governmental authority with jurisdiction over the environment and the possible obligation to investigate or remediate such property under either the Connecticut Property Transfer Act or the New Jersey Industrial Site Recovery Act.

     Section 4.15......Certain Employment Agreements.

     (a)......Except as disclosed in Section 4.15(a) of the Disclosure Letter or in the SEC Filings, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract regarding the employment, services, consulting, termination or severance from employment of any director, officer or employee of the Company or any of its Subsidiaries that provides for or could result in payments in excess of $200,000 in any twelve month period.

     (b)......Section   4.15(b)  of  the   Disclosure   Letter  sets  forth  all
independent sales representatives whose service agreements with the Company or its Subsidiaries have been involuntarily terminated by the Company since January 1, 2001.

     Section 4.16......Employee Benefit Matters.

     (a)......Each of the Company and its Subsidiaries since January 1, 2000 has complied, and currently is in compliance with, the applicable provisions of ERISA, the Code and all other applicable laws with respect to each compensation or benefit plan, agreement, policy, practice, program, or arrangement (whether or not subject to ERISA) maintained by the Company or any of its Subsidiaries for the benefit of any employee, former employee, independent contractor or director of the Company or any of its Subsidiaries (including, without limitation, any employment agreements or any pension, savings, profit-sharing, bonus, medical, insurance, disability, severance, executive compensation, fringe benefit, incentive, stock option, performance pay, loan or loan guarantee, plant closing, change of control, equity-based or deferred compensation plans) (collectively, the "Plans"), except where such non-compliance has not given and would not reasonably be expected to give rise to a material liability.

     (b)......The  Company has  provided or made  available to Parent a current, accurate and complete copy of each Plan and, to the extent applicable, summary plan descriptions, Forms 5500 for 2001 and actuarial reports. Section 4.16(b) of the Disclosure Letter is a correct and complete list of all of the Plans.

     (c)......Each  Plan intended to qualify under Section 401 of the Code is so qualified and each trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of such Plans which would cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code, and, with respect to any such Plan for which an application for a determination letter is pending, to the knowledge of the Company, there are no facts that would reasonably be expected to result in the non-issuance of such determination letter.

     (d)......Except  as set forth in Section 4.16(d) of the Disclosure  Letter, neither the Company, any of its Subsidiaries nor any ERISA Affiliate has since January 1, 2000 maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA (including, without limitation, a Multi-Employer Plan) or any plan otherwise subject to the minimum funding standards of Section 302 of ERISA or
Section 412 of the Code (a "Title IV Plan"). The Company has no liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of an underfunded Title IV Plan.

     (e)......Except  as set forth in the SEC Filings or Section  4.16(e) of the
Disclosure Letter, no Plan provides any health or medical benefits (whether or not insured) with respect to current or former employees of the Company beyond their retirement or other termination of service with the Company (other than coverage mandated by Section 4980B of the Code or applicable law).

     (f)......Except  as set forth in Section 4.16(f) of the Disclosure  Letter, neither the Company nor any of its Subsidiaries has incurred any withdrawal liability with respect to any Title IV Plan that is a Multi-Employer Plan. The Company and its subsidiaries have not during the preceding six years had any obligation or liability (contingent or otherwise) with respect to a Plan which is described in Section 4(b)(4), 4063 or 4064 of ERISA.

     (g)......No audit or investigation by any governmental authority is pending or, to the knowledge of the Company, threatened, nor has any reportable event (within the meaning of Section 4043 of ERISA) (other than an event for which the 30-day notice period is waived), prohibited transaction (within the meaning of
Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty occurred with respect to any Plan has given or would reasonably be expected to give rise to a material liability.

     (h)......All  benefits  due under each Plan have been timely paid and there is no lawsuit or claim, other than routine uncontested claims for benefits, pending or, to the knowledge of the Company, threatened against any Plan or the fiduciaries of any such plan or otherwise involving or pertaining to any such Plan that has given or would be reasonably expected to give rise to a material liability.

     (i)......Except  as set forth in Section 4.16(i) of the Disclosure  Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company, (ii) increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such Benefits under any Plan.

     (j)......No  civil or criminal action brought pursuant to the provisions of
Title I, Subtitle B, Part 5 is pending or, to the knowledge of the Company, threatened against any fiduciary of any Plan, and, to the knowledge of the Company, none of the Plans nor any fiduciary thereof has been the direct or indirect subject of an audit investigation or examination by any governmental or quasi-governmental agency that has given or would be reasonably expected to give rise to a material liability.

     (k)......Except  as set forth in Section 4.16(k) of the Disclosure  letter, no agreement, commitment or obligation on the part of the Company or any of its Subsidiaries exists to increase materially any benefit under any Plan or to adopt any new Plan.

     (l)......No  Plan has any material  unfunded  accrued benefits that are not reflected in the SEC Filings. No "accumulated  funding deficiency" as defined in
Section 412 of the Code, has been incurred with respect to any Title IV Plan subject to Section 412 of the Code, whether or not waived, and remains outstanding. The Company has not incurred, and does not reasonably expect to incur (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any Title IV Plan or
(B) any liability under Section 4971 of the Code that in either case could become a liability of the Company after the Closing Date.

     (m)......The  Company  has  provided  to Parent  with  respect to each Plan described in Section 3(2) of ERISA (other than a Multi-Employer Plan), each other Plan that provides for the deferral of compensation, and each Plan disclosed on Section 4.16(e) of the Disclosure Letter, true, accurate, and complete copies of each such Plan's most recent financial statements and all other financial information requested by Parent with respect to such Plans. Since the date to which such financial information relates, there has been no material amendment or modification to any such Plan or any of the financial statements so provided.

     (n)......The  Executive  Change  in  Control  Severance  Pay  Plan has been terminated and neither the Company nor any Subsidiary has any liability, contingent or otherwise, with respect thereto.

     Section 4.17......Labor  Relations.  Except as set forth in Section 4.17 of the Disclosure Letter, there are: (i) no collective bargaining agreements to which the Company or any of its Subsidiaries is a party or by which it is bound; and (ii) no pending or, to the knowledge of the Company, threatened actions concerning labor matters with respect to the Company or any of its Subsidiaries, except for such actions which have not given and would not be reasonably expected give rise to a material liability.

     Section  4.18......Intellectual  Property.  Except as set forth in  Section
4.18 of the Disclosure Letter, the Company or one of its Subsidiaries owns or possesses adequate rights to use all material patents, trademarks, trade names, inventions, processes, designs, formulas, know-how and other intellectual property rights (collectively, "Intellectual Property") necessary for the conduct of the business of the Company and its Subsidiaries as presently conducted. Except as set forth in Section 4.18 of the Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice, nor, to the knowledge of the Company, has the Company or any of its Subsidiaries received since January 1, 2002 any written claim that any Intellectual Property owned or used by the Company or any of its Subsidiaries infringes in any material respect on similar rights owned or alleged to be owned by others. To the knowledge of the Company, neither the execution and delivery of this Agreement, nor the transactions contemplated hereby, nor the conduct of business as currently conducted, will materially conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract relating to the Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole, under which the Company or any of its Subsidiaries or any of the employees or officers of the Company or any of its Subsidiaries are now obligated.

     Section 4.19......Real Property.

     (a)......Set  forth in Section  4.19(a) of the  Disclosure  Letter is (i) a
complete list of all real property (the "Owned Property") owned by the Company or any of its Subsidiaries, together with the principal use(s) for which each such Owned Property is used, and (ii) a complete list of all real property with respect to which the Company or any of its Subsidiaries is lessee, sublessee, licensee or other occupant or user (the "Leased Property") together with the principal use(s) for which each Leased Property is used. The Leased Property is sometimes referred to collectively herein with the Owned Property as the "Real Property." A true and complete copy of each material lease with all amendments and modifications (the "Real Property Leases") has been delivered or made available to Parent.

     (b)......With  respect to the Real Property Leases,  (i) either the Company or a Subsidiary has a valid leasehold interest in all Leased Property that is material to the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens other than Permitted Exceptions, (ii) neither the Company nor any of its Subsidiaries has sent or received written notice that, and is not aware that, any party to a Real Property Lease has materially breached or is in material default of any of its obligations thereunder, which breach or default remains uncured, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a breach or default thereunder; and (iii) all the material covenants to be performed by the Company or any of its Subsidiaries or, to the knowledge of the Company, any landlord under each material Real Property Lease have been performed in all material respects.

     (c)......Except as set forth in Section 4.19 of the Disclosure Letter, each of the Company and its Subsidiaries, as applicable, has good and marketable title in fee simple to the Owned Property, in each case free and clear of any Liens, mortgages, deeds of trust, judgments, rights, encroachments, easements, rights-of-way, ordinances, covenants, conditions, restrictions and other similar matters, except, in each case, for Permitted Exceptions.

     (d)......Each  of the Company and its Subsidiaries has the right to use the
Owned Property, subject to Permitted Exceptions, in the manner and for the purposes as each is currently being used by the Company or any Subsidiary, as the case may be. Each of the Company and its Subsidiaries has the right to use the Leased Properties, subject to Permitted Exceptions or the purposes as each is currently being used by the Company or any Subsidiary, as the case may be, except t for such matters as would not materially effect the use thereof.

     Section  4.20......Contracts.  Section 4.20 of the  Disclosure  Letter sets forth a true and complete list of all Contracts to which (i) the Company or any of its Subsidiaries is currently a party or by which it or any such Subsidiary is currently bound which require payments to be made in excess of $2,000,000 per year and are not terminable by the Company or any of its Subsidiaries on less than sixty (60) days' notice, (ii) the Company or any of its Subsidiaries is a party and which (x) in the fiscal year ended December 28, 2002 generated, or (y) are expected to generate in any fiscal year thereafter, revenues in excess of $2,000,000; or (iii) the Company or any of its Subsidiaries is bound and are of a type described below:

     (A) any material partnership, limited liability company, joint venture or other similar agreement;

     (B) any agreement (or group of directly related agreements with the same third parties) under which the Company or any of its Subsidiaries created, incurred, assumed or guaranteed any indebtedness which, individually or in the aggregate, exceeds $1,000,000;

     (C) any agreement that limits (or would limit after the date hereof) the freedom or ability of the Company or any of its Subsidiaries to compete in any material manner in any line of business or in any geographic area;

     (D) any employment agreement which provides for annual compensation (salary and bonus) that is in excess of $200,000 or which is not terminable within six months without a penalty or premium; or

     (E) any Contract that would constitute a Related Party Transaction.

     Section  4.21......Insurance.  Section 4.21 of the  Disclosure  Letter sets forth a complete and accurate list of all material policies of insurance of any kind or nature covering the Company or any of its Subsidiaries or any of their respective employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. With respect to each such insurance policy and except as set forth in Section 4.21 of the Disclosure
Letter: (i) the policy is legal, valid, binding, enforceable in accordance with standard practice in the insurance industry, and in full force and effect in all material respects; (ii) neither the Company nor any of its Subsidiaries is in material breach or default thereunder, and, to the knowledge of the Company, no other party to any such agreement is in material breach or default thereunder and no event has occurred that with notice or the lapse of time would reasonably be expected to result in a material breach or default, or permit termination, modification, or acceleration, under the policy; (iii) neither the Company nor any of its Subsidiaries has repudiated any material provision thereof; and (iv) all premiums due and payable thereon have been paid and none of the Company or any of its Subsidiaries has received any written notice of cancellation, amendment or dispute as to coverage with respect thereto.

     Section 4.22......Inventories; Receivables; Payables.

     (a)......The  inventories of the Company and its  Subsidiaries  are in good and marketable condition in all material respects, and are saleable in all material respects in the ordinary course of business except for shorts, obsolete or otherwise unusable inventory, for which adequate reserves have been reflected in the most recent financial statements contained in the SEC Filings or the Management Accounts, in accordance with GAAP consistently applied.

     (b)......All  accounts  receivable,   including   salespersons   overdrafts
representing receivables for sales representative draws paid in excess of earned commissions, of the Company and its Subsidiaries reflected in the most recent financial statements contained in the SEC Filings or the Management Accounts are good and collectible in all material respects at the aggregate recorded amounts thereof, net of any applicable reserve for returns, doubtful accounts or uncollectible amounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts receivable arising after May 31, 2003 are good and collectible in all material respects at the aggregate recorded amounts thereof, net of any applicable reserve for returns, doubtful accounts or uncollectible amounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied, and since May 31, 2003, neither the Company nor any of its Subsidiaries has made any significant change in its policies or practices regarding the collection of its accounts receivable.

     (c)......All  accounts,  commission and other trade payables of the Company and its Subsidiaries reflected in the most recent financial statements contained in the SEC Filings, the Management Accounts or arising after May 31, 2003 are the result of bona fide transactions in the ordinary course of business in all material respects and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied and neither the Company nor any of its Subsidiaries has adversely changed its policies or practices regarding the payment of its accounts, commission and other trade payables since May 31, 2003.

     Section  4.23......Related  Party  Transactions.  Except  as set  forth  in
Section 4.23 of the Disclosure Letter, none of the Company's nor any of its Subsidiaries' directors, officers, employees or shareholders nor any of their respective Affiliates (i) is involved in any material business arrangement or other relationship with the Company or any of its Subsidiaries (whether written or oral), (ii) owns any material property or right, tangible or intangible, that is used by the Company or any of its Subsidiaries, (iii) is a party to any Contract with the Company or its Subsidiaries with an aggregate value of $200,000 per transaction or per annum, as applicable, or (iv) has borrowed any money from, or has received the benefit of a guaranty from, the Company or any of its Subsidiaries (each, a "Related Party Transaction").

     Section 4.24......Customers,  Suppliers and Sales Representatives.  Section
4.24 of the Disclosure Letter sets forth a list (for the Company and its Subsidiaries taken as a whole) of the largest 30 educational institutions who represented the largest sources of revenue to the Company and its Subsidiaries based upon the Company's consolidated revenues during the fiscal year ended December 28, 2002, each supplier from whom the Company purchased greater than $5,000,000 of goods during the fiscal year ended December 28, 2002, and each independent sales representative for whom net commissions were greater than $500,000 during the fiscal year ended December 28, 2002. Since December 28, 2002, to the knowledge of the Company, there has not been any material adverse change in the business relationship of the Company and its Subsidiaries with any supplier or sales representative listed on Section 4.24 of the Disclosure Letter.

     Section  4.25......Restricted  Payments.  Section  4.25  of the  Disclosure
Letter accurately sets forth the size of the restricted payments basket under the Indenture for the periods set forth in Section 4.25 of the Disclosure Letter (it being understood that the amounts shown in the column under "April/May 2003" are shown on a pro forma basis assuming the end of May 2003 was the end of the Company's fiscal quarter for testing purposes under the Indenture).

                                    ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO


     Parent and MergerCo, jointly and severally, hereby represent and warrant to the Company as follows:

     Section   5.1.......Organization.   Each  of  Parent  and   MergerCo  is  a
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. MergerCo is a newly formed corporation and, except for activities incident to the Merger, has not engaged in any business activities of any type or kind whatsoever. Parent holds all of the equity securities of MergerCo. MergerCo has no direct or indirect Subsidiaries. Each of Parent and MergerCo has delivered to the Company true and correct copies of its articles of incorporation and bylaws as in effect on the date hereof and as proposed to be in effect immediately prior to the Effective Time.

     Section 5.2.......Authority  Relative to this Agreement. Each of Parent and
MergerCo has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and MergerCo and the consummation of the transactions contemplated hereby, have been duly and validly authorized and approved by the respective Boards of Directors and shareholders of Parent and MergerCo and no other corporate proceedings on the part of Parent or MergerCo are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and MergerCo and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of each of Parent and MergerCo, enforceable against it in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     Section  5.3.......Noncontravention.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(a) conflict with or result in any violation of any provision of the articles of incorporation or bylaws (or equivalent governing instruments) of Parent or any of its Subsidiaries, (b) require any consent, approval or notice under, or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contracts of Parent or any of its Subsidiaries or (c) subject to the approvals, filings and consents referred to in Section 5.4, violate any Legal Requirements applicable to Parent or any of its Subsidiaries, except in the case of clauses (b) and (c), with respect to matters that are not reasonably likely to (x) result in a Material Adverse Effect with respect to Parent or MergerCo, (y) impair the ability of Parent or MergerCo to perform its obligations under this Agreement in any material respect or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

     Section   5.4.......Governmental   Approvals.   No  consent,   approval  or
authorization of, or declaration or filing with, any Governmental Entity on the part of Parent or any of its Subsidiaries that has not been obtained or made is required in connection with the execution or delivery by Parent or MergerCo of this Agreement or the consummation by Parent or MergerCo of the transactions contemplated hereby, other than (i) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, (ii) compliance with the notification and waiting period requirements of the HSR Act, (iii) such filings as may be required by any applicable state securities or "blue sky" laws or state takeover laws and (iv) consents, approvals, authorizations, declarations or filings that, if not obtained or made, are not reasonably likely to (x) result in a Material Adverse Effect with respect to Parent or MergerCo, (y) impair the ability of Parent or MergerCo to perform its obligations under this Agreement in any material respect or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated hereby.

     Section  5.5.......Ownership of Shares. Neither Parent nor MergerCo own any
Shares, shares of Preferred Stock, Company Stock Options or Warrants.

     Section 5.6.......Funds; Solvency.

     (a)......At  the  Closing,  Parent,  MergerCo  and/or the Company will have sufficient cash funds on hand to fund all obligations of Parent, MergerCo and the Company with respect to the Merger and all related fees and expenses.

     (b)......Immediately  following the Closing, the Surviving Corporation will be Solvent. For purposes of this Agreement, "Solvent" when used with respect to the Surviving Corporation, means that, immediately following the Closing Date,
(i) the amount of the Present Fair Salable Value of its assets will, as of such date, exceed all of its liabilities, contingent or otherwise, as of such date,
(ii) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the business in which it is engaged or will be engaged and (iii) the Surviving Corporation will be able to pay its Debts as they become absolute and mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its indebtedness. The term "Solvency" shall have its correlative meaning. For purposes of the definition of "Solvent," (A) "Debt" means liability on a "Claim;" and (B) "Claim" means (i) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) the right to an equitable remedy for breach on performance if such breach gives rise to a right to payment, whether or not such equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. "Present Fair Salable Value" means the amount that may be realized if the aggregate assets of the Surviving Corporation (including goodwill) are sold as an entirety with reasonable promptness in an arms-length transaction under present conditions for the sale of comparable business enterprises.

     Section  5.7.......No  Outside  Reliance.  Neither  Parent nor MergerCo has
relied on nor is either of them relying on any statement, representation or warranty concerning the Company or any of its Subsidiaries other than those expressly made in this Agreement.

                                    ARTICLE 6
                                    COVENANTS


     Section  6.1.......Conduct of Business of the Company.  Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business and consistent with past practices in all material respects, and, the Company will, and will cause each of its Subsidiaries to, use their respective reasonable best efforts, consistent with prudent business judgment, to preserve intact its business organization, keep available the services of its executive officers and key employees and maintain satisfactory relationships with material licensors, suppliers, contractors, distributors, customers and others having material business relationships with it. Without limiting the foregoing, and except as otherwise expressly contemplated by this Agreement, prior to the Effective Time, the Company will not, and will cause each of its Subsidiaries not to, without the prior written consent of Parent:

     (a)......amend  their respective  articles or certificates of incorporation or bylaws (or equivalent governing instruments);

     (b)......authorize for issuance,  issue, sell, pledge,  encumber or deliver or agree or commit to issue, sell, pledge, encumber or deliver any shares of its capital stock, or issue any securities convertible into, exchangeable for or representing a right to purchase or receive, or enter into any Contract with respect to the issuance of, shares of its capital stock, except in the ordinary course of business under current employee benefit plans and other than Shares issuable upon exercise of Company Stock Options or Warrants in accordance with the terms thereof;

     (c)......split,  combine or  reclassify  any shares of its  capital  stock;
declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except that any wholly-owned Subsidiary of the Company may pay dividends to the Company or to another wholly-owned Subsidiary of the Company; or redeem or otherwise acquire any of its securities;

     (d)......except  as set forth in Section 6.1(d) of the  Disclosure  Letter,
(i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition to another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice and for other borrowings not exceeding $1,000,000 in the aggregate, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than to or in the Company or any direct or indirect wholly-owned Subsidiary of the Company;

     (e)......except  as set forth in Section 6.1(e) of the  Disclosure  Letter, acquire or sell (whether by merger, consolidation or otherwise), or lease, encumber, transfer or dispose of assets for aggregate consideration in excess of $1,000,000, except in the ordinary course of business;

     (f)......(i) make or revoke any Tax election, (ii) settle or compromise any federal, state, foreign or local Tax liability (iii) waive or extend the statute of limitations in respect of any such Taxes, in the case of (ii) or (iii) where the amount of Taxes at issue is greater than $100,000 or (iv) prepare or file any Tax Return (or any amendment thereof) (x) other than in a manner consistent with past practice or (y) in the case of any Tax Return in respect of income or similar Taxes (other than Tax Returns with respect to quarterly deposits, deposits of employee payroll withholding, or similar Tax Returns), with respect to the filing thereof, without having provided Parent with a copy (together with supporting work papers) at least five (5) days before the due date thereof for Parent's review and comment;

     (g)......materially modify, amend or terminate any Contract material to the
Company and its Subsidiaries taken as a whole or waive, release or assign any material rights or claims thereunder except in the ordinary course of business consistent with the past practices of the Company and its Subsidiaries;

     (h)......except  as may be  required  as a result  of a change in law or in generally accepted accounting principles, change any of the accounting principles, methods or practices used by it (for financial accounting or tax purposes);

     (i)......adopt  a plan of  complete  or partial  liquidation,  dissolution, consolidation, restructuring, recapitalization, reorganization or merger;

     (j)......settle  any suit or claim of liability against the Company,  which is reasonably likely to materially negatively impact the Company's position with respect to any similar pending or threatened material suit or claim;

     (k)......pay  or agree to pay in  settlement  or compromise of any suits or claims of liability against the Company, net of insurance recoveries, more than $750,000 for any such suit or claim or more than an aggregate of $1,500,000 for all such suits and claims;

     (l)......change  in any material  respect its credit  policy as to sales of inventories or its policies or practices with respect to the payment of current liabilities, the collection of accounts receivable or the payment of sales representative draws;

     (m)......enter into any commitment for capital  expenditures of the Company and its Subsidiaries in excess of $250,000 for any individual commitment and $500,000 for all commitments in the aggregate other than for capital expenditures contemplated by the capital budget for fiscal year 2003, a copy of which has been made available to Parent and/or MergerCo;

     (n)......enter into, materially modify or terminate any labor or collective bargaining agreement of the Company or any of its Subsidiaries or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Company or any of its Subsidiaries;

     (o)......enter into any contract,  agreement or commitment which restrains, restricts, limits or impedes the ability of the Company or any Subsidiary to compete with or conduct any business or line of business in any geographic area; or

     (p)......commit  to do any of the  foregoing,  take, or agree in writing or otherwise to take, any of the foregoing actions or intentionally and knowingly take any action that would make any representation or warranty of the Company contained in this Agreement untrue or incorrect in any material respect as of the date when made or as if made as of the Effective Time.

     Section  6.2.......Shareholder  Approval.  The Company will,  within twenty
(20) days following the date of this Agreement, take all action necessary in accordance with the MBCA to seek to obtain the requisite shareholder approval of this Agreement and the transactions contemplated hereby, at a special meeting of shareholders (the "Shareholders Meeting"). In connection with obtaining such shareholder approval, the Company will include, with the notice of the special meeting of shareholders, notice of the availability of dissenting rights to the holders of the Shares along with a copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedure to be followed to assert dissenting rights under Sections 302A.471 and 302A.473 of the MBCA.

     Section  6.3.......Access  and  Information.   Between  the  date  of  this
Agreement and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, afford Parent, MergerCo and their respective authorized representatives (including their financing sources, accountants, financial advisors, legal counsel and environmental consultants) reasonable access during normal business hours to the properties, personnel and books and records of the Company and its Subsidiaries and shall furnish to Parent and MergerCo (i) a copy of each report filed by the Company with the SEC, (ii) monthly financial statements in the form currently produced for management review and (iii) all other information concerning the business, properties, assets and personnel of the Company and its Subsidiaries as Parent or MergerCo may from time to time reasonably request. Parent and MergerCo agree on their own behalf and on behalf of their Affiliates and their respective authorized representatives (including their accountants, financial advisors, consultants and legal counsel) that any information furnished pursuant to this Section 6.3 will be subject to the provisions of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Nothing in this Section 6.3 shall be interpreted so as to grant to Parent, MergerCo or any of their Affiliates or their respective authorized representatives (including their accountants, financial advisors, consultants and legal counsel) the right to perform invasive or subsurface investigations of the properties or facilities of the Company or any of its Subsidiaries.

     Section  6.4.......Governmental  Filings and  Consents.  Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using all reasonable efforts to (a) obtain all consents, amendments to or waivers under the terms of any of the Company's Contracts required by the transactions contemplated by this Agreement and (b) effect promptly all necessary or appropriate registrations and filings with Governmental Entities, including, without limitation, filings and submissions pursuant to the HSR Act and, if required, the Competition Act. In addition, each of the Company, the Parent and MergerCo shall (x) make or cause to be made all filings required of each of them or any of its respective Subsidiaries or Affiliates with respect to the transactions contemplated hereby as promptly as practicable and, in any event, with respect to the HSR Act within seven (7) Business Days after the date of this Agreement and, to the extent required with respect to the Competition Act, within fifteen (15) days after the date of this Agreement, (y) comply at the earliest practicable date with any request under the HSR Act or the Competition Act for additional information, documents, or other materials received by each of them or any of its respective Subsidiaries from any Governmental Entity in respect of such filings or such transactions, and (z) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any Governmental Entity with respect to any such filing or any such transaction. Each such party shall use its best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Entity regarding any such filings or any such transaction. No party hereto shall independently participate in any formal meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate. Subject to applicable law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act and the Competition Act. Each such party shall use its best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act or the Competition Act.

     Section 6.5.......Funding; Cooperation.

     (a)......Parent   and  MergerCo  hereby  covenant  that,   subject  to  the
satisfaction of the conditions set forth in Section 7.1 and Section 7.2, they will have on hand immediately prior to the Effective Time, cash funds that are sufficient to fund all obligations of Parent, MergerCo and the Company with respect to the Merger and all related fees and expenses.

     (b)......The  Company shall, to the extent Parent may reasonably request in connection with any third-party financing Parent and MergerCo may seek to obtain in order to fund the transactions contemplated hereby and to refinance the existing indebtedness of the Company, use its best efforts, to: (i) cooperate in the preparation of any offering memorandum or similar document, (ii) make senior management of the Company reasonably available for customary "roadshow" presentations, (iii) cooperate with prospective lenders, placement agents, initial purchasers and their respective advisors in performing their due diligence, including, without limitation, any environmental assessments, (iv) enter into customary agreements with underwriters, initial purchasers or placement agents, (v) enter into or help procure pledge and security documents, other definitive financing documents or other requested certificates or documents, including a customary certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants, legal opinions and real estate title documentation and (vi) to the extent permitted by the related Indenture or Certificate of Designations, cooperate with Parent and MergerCo in connection with any change of control offers to be made in respect of the Preferred Stock and/or the Notes in connection with the transactions contemplated by this Agreement. In addition, in the event that Parent and MergerCo elect to refinance the Credit Facility and/or the Notes and/or redeem the Preferred Stock in connection with the transactions contemplated hereby, the Company shall, at the request of Parent or MergerCo, assist Parent and MergerCo in effecting any such redemption offer and call for prepayment or redemption, or prepay, redeem and/or renegotiate, as the case may be, the Credit Facility, the Notes and the Preferred Stock and to provide such other commercially reasonable cooperation as Parent or MergerCo reasonably requests with respect thereto, including, without limitation, obtaining pay-off letters and terminating security interests under the Credit Facility, and in connection with any debt tender offer and/or consent solicitation by Parent or MergerCo with respect to the Notes. Notwithstanding the forgoing, nothing in this Agreement shall require the Board of the Company to take any action to approve (i) any third party financing provided in connection with the Merger (including any refinancing of the Credit Facility, the Notes or the Preferred Stock) or (ii) any offer to redeem or repurchase the Notes or the Preferred Stock (it being understood that all such necessary approvals shall be obtained from the board of directors of the Surviving Corporation).

     Section  6.6.......Public  Announcements.  The  initial  press  release  or releases with respect to the transactions contemplated by this Agreement, as well as the press release or releases with respect to consummation of such transactions, shall be in the form agreed to by Parent and the Company. Through the Effective Time, Parent, on the one hand, and the Company, on the other hand, shall not, and shall cause their Subsidiaries and Affiliates not to, issue or cause the publication of any other press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the consent of the other (which consent shall not be unreasonably withheld or delayed), except where such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirement.

     Section 6.7.......Indemnification and Insurance.

     (a)......Parent  and MergerCo agree that (i) the articles of  incorporation or the bylaws of the Surviving Corporation and its Subsidiaries immediately after the Effective Time shall contain provisions with respect to indemnification and exculpation from liability that are at least as favorable to the beneficiaries of such provisions as those provisions that are set forth in the articles of incorporation and bylaws of the Company and its Subsidiaries, respectively, on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years following the Effective Time in any manner that would adversely affect the rights thereunder of Persons who at or prior to the Effective Time were directors, officers, employees or agents of the Company or any of its Subsidiaries, unless such modification is required by law and (ii) all rights to indemnification as provided in any indemnification agreements with any current or former directors, officers and employees of the Company or any of its Subsidiaries as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger.

     (b)......For a period of six years after the Effective  Time, the Surviving
Corporation shall maintain officers' and directors' liability insurance and fiduciary liability insurance covering the Persons described in paragraph (a) of this Section 6.7 (whether or not they are entitled to indemnification thereunder) who are currently covered by the Company's existing officers' and directors' or fiduciary liability insurance policies set forth on Section 6.7(b) of the Disclosure Letter on terms no less advantageous to such indemnified parties than such existing insurance; provided that the Surviving Corporation shall not be obligated to pay annual premiums for such insurance in excess of 200% of the last annual premium paid prior to the date of this Agreement (which premium is set forth on Section 6.7(b) of the Disclosure Letter).

     (c)......The  Surviving  Corporation shall indemnify and hold harmless (and shall advance expenses to), to the fullest extent permitted under applicable law, each director, officer and employee of the Company or any Subsidiary of the Company, including, without limitation, officers and directors, serving as such on the date hereof, against any reasonable expenses (including reasonable attorneys' fees and disbursements), judgments, penalties, fines and settlements in connection with any threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding relating to any of the transactions contemplated hereby, and in the event of any such proceeding (whether arising before or after the Effective Time), the parties hereto will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld or delayed.

     (d)......The  Surviving  Corporation  shall  pay all  reasonable  expenses, including attorneys' fees that may be incurred by any indemnified parties in enforcing the indemnity and other obligations provided for in this Section 6.7 to the fullest extent permitted by applicable law.

     (e)......In  the event the Surviving  Corporation  or any of its respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, proper provisions shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this
Section 6.7.

     (f)......This  Section 6.7,  which shall  survive the  consummation  of the
Merger at the Effective Time and shall continue for the periods specified herein, is intended to benefit the Company, the Surviving Corporation, and any Person or entity referenced in this Section 6.7 or indemnified hereunder, each of whom may enforce the provisions of this Section 6.7 (whether or not parties to this Agreement).

     Section  6.8.......Stock  Option Plans.  Prior to the Effective  Time,  the
Company shall take all actions necessary within its reasonable control to ensure that all of the Company's stock option or other equity-based plans shall terminate as of the Effective Time and the provisions in any other compensation or benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be terminated as of the Effective Time, and the Company shall use its reasonable best efforts to ensure that following the Effective Time the Company is not bound by any Company Stock Option which would entitle any Person, other than Parent or its Affiliates, to beneficially own, or receive any payments (other than as otherwise contemplated by Section 3.1) in respect of, any capital stock of the Company or the Surviving Corporation.

     Section  6.9.......Solvency  Opinion.  To the  extent a  written  "solvency opinion" is being obtained for any third-party financing source of Parent and MergerCo, Parent shall deliver at the Closing copies of that opinion addressed to the Company and significant shareholders of the Company as designated by the Company.

     Section 6.10......No  Solicitation.  Except as set forth below, the Company shall not, directly or indirectly, solicit, participate in or initiate discussions or negotiations with, or provide any information or access to, any person or group (other than Parent, MergerCo or any of their Affiliates or associates) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any Subsidiary or division of the Company. The Company will notify Parent promptly if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested in respect of any such transaction and will promptly communicate to Parent the terms of any material proposal, discussion, negotiation or inquiry which it may receive in respect of any such transaction and the identity of the offeror or potential offeror. The Company shall (and shall cause its Subsidiaries to) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Parent, MergerCo or any of their Affiliates or associates) conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, if (i) the Company receives an unsolicited inquiry or proposal from any person or group for the acquisition of all or substantially all of the assets or outstanding shares of the Company which the Board reasonably believes in good faith is capable of being completed, taking into account all legal, financial regulatory and other aspects of the proposal and the person making the proposal and (ii) the Board determines in good faith (after consultation with its outside counsel) that failure to respond to such inquiry or proposal would be inconsistent with its fiduciary duties to the Company's shareholders (an "Alternative Transaction"), then the Company may, directly or indirectly, furnish information and access pursuant to an appropriate confidentiality agreement and may participate in discussions and negotiate with such person or group. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company may be a party, unless the Board determines in good faith (after consultation with its outside counsel) that failing to release such third party or waive such provisions would be inconsistent with its fiduciary duties to the Company's shareholders.

     Section  6.11......Notification  of Certain Matters. The Company shall give notice to Parent and Parent shall give notice to the Company, promptly upon becoming aware of (a) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or is reasonably likely to cause any representation or warranty in this Agreement to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Effective Time and (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section
6.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section    6.12......Related   Party   Transactions   with   Non-Management
Affiliates. On or prior to the Closing Date, the Company and its Subsidiaries shall terminate all Contracts with Affiliates (other than Contracts between the Company and its Subsidiaries, Contracts between the Company and its officers and employees and Contracts whose continuance Parent has approved in writing) and deliver releases executed by such Affiliates with whom the Company has terminated such Contracts pursuant to this Section 6.12 providing that no further payments are due, or may become due, under or in respect of any such terminated Contracts.

     Section 6.13......Transaction Expenses. No later than two (2) business days prior to the Closing Date, the Company shall deliver to Parent pay-off letters in respect of the Transaction Expenses from Goldman Sachs, DB, PricewaterhouseCoopers, Gibson, Dunn & Crutcher LLP, Stikeman Elliott LLP, Dorsey and Whitney LLP and any other third-party service provider with fees and expenses exceeding $50,000 to whom payments are required to be made by the Company in connection with the transactions contemplated by this Agreement. The pay-off letters shall provide that the amounts set forth therein represent payment in full for all fees and expenses payable by the Company in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 7
                    CONDITIONS TO CONSUMMATION OF ThE MERGER


     Section  7.1.......Conditions  to  Obligations  of Parent and  MergerCo  to
Effect the Merger. The obligation of Parent and MergerCo to effect the Merger is subject to the satisfaction (or waiver by Parent, on behalf of itself and MergerCo) at or prior to the Effective Time of the following:

     (a)......the representations and warranties contained in Article 4 shall be true and correct as of the date of this Agreement and as of the Effective Time as if made at and as of the Effective Time (except for representations and warranties that speak as of a specific date prior to the Closing Date which need only be true and correct as of such earlier date); provided, however, that this condition shall be deemed satisfied unless any and all inaccuracies in the representations and warranties, in the aggregate, result in a Material Adverse Effect with respect to the Company (ignoring for the purposes of this proviso any qualifications by Material Adverse Effect or otherwise by material adversity and any materiality qualification or words of similar import contained in such representations or warranties);

     (b)......the  Company  shall have  performed in all  material  respects all agreements herein required to be performed by it at or prior to the Effective Time;

     (c)......as  of the  Closing  Date  there  shall  be no  Legal  Requirement
(including, for the sake of clarity, any temporary restraining order or preliminary injunction) in effect that prohibits or materially restrains the consummation of the transactions contemplated hereby;

     (d)......the  waiting  period  under the HSR Act and,  if  applicable,  the
Competition Act, shall have expired;

     (e)......this  Agreement  and the Merger shall have been duly  approved and adopted by the shareholders of the Company entitled to vote thereon and the holders of not more than 5% of the outstanding shares of Common Stock shall have exercised their dissenting rights in accordance with Sections 302A.471 and 302A.473 of the MBCA;

     (f)......immediately  prior to the  Effective  Time, no Default or Event of
Default (as defined in the Indenture) shall exist;

     (g)......immediately  prior to the Effective Time, no Redeemable  Preferred
Triggering Event (as defined in the Certificate of Designation) shall exist; and

     (h)......the  Company  shall  have  furnished  to Parent and  MergerCo  the following:

                           (i) A certificate (dated the Closing Date and in form and substance reasonably satisfactory to Parent and MergerCo) executed by the Company certifying as to the fulfillment of
                  the conditions specified in Sections 7.1(a) and 7.1(b) hereof;

     (ii) Certified copies of the resolutions of the board of directors of the Company and the shareholders of the Company, authorizing and approving this Agreement and the consummation of the transactions contemplated hereby;

     (iii) (A) a copy of the certificate of incorporation or any other similar organizational or governing document of the Company and each of its material Subsidiaries certified as of a recent date by the Secretary of State of the jurisdiction of incorporation or organization of each such Person, (B) a copy of the bylaws or any other similar organizational or governing document of the Company and each of its Subsidiaries certified by the Secretary of the Company or such Subsidiary and (C) certificates of good standing for the Company and from the jurisdiction of incorporation or organization of each material Subsidiary, in each case dated not more than five (5) days prior to the Closing Date;

     (iv)  Incumbency   certificates  relating  to  each  Person  executing  (as
corporate officer or otherwise on behalf of another Person) any document executed by the Company and delivered to Parent or MergerCo pursuant to the terms hereof; and

     (v) A properly executed and acknowledged certification from the Company in form and substance reasonably acceptable to Parent and MergerCo, which states that shares of capital stock of the Company do not constitute "United States real property interests" within the meaning of Section 897(c) of the Code and otherwise satisfies the requirements of Treasury Regulations Section 1.1445-2(c)(3) to exempt the transactions contemplated hereunder from withholding pursuant to the provisions of the Foreign Investment in Real Property Tax Act.

     Section  7.2.......Conditions  to  Obligation  of the Company to Effect the
Merger. The obligation of the Company to effect the Merger is subject to the satisfaction (or waiver by it) at or prior to the Effective Time of the following:

     (a)......the representations and warranties contained in Article 5 shall be true and correct as of the date of this Agreement and as of the Effective Time as if made at and as of the Effective Time (except for representations and warranties that speak as of a specific date prior to the Closing Date which need only be true and correct as of such earlier date); provided, however, that this condition shall be deemed satisfied unless any and all inaccuracies in the representations and warranties, in the aggregate, result in a Material Adverse Effect with respect to Parent and/or MergerCo (ignoring for the purposes of this proviso any qualifications by Material Adverse Effect or otherwise by material adversity and any materiality qualification or words of similar import contained in such representations or warranties);

     (b)......each  of Parent and MergerCo  shall have performed in all material respects all agreements herein required to be performed by such party at or prior to the Effective Time;

     (c)......as  of the  Closing  Date there shall be no Legal  Requirement  in
effect  that  prohibits  or  materially   restrains  the   consummation  of  the
transactions contemplated hereby;

     (d)......the  waiting  period  under the HSR Act and,  if  applicable,  the
Competition Act, shall have expired; and

     (e)......Parent   shall  have  caused  MergerCo  and/or  the  Company,   as
applicable, to have sufficient funds to consummate the Merger and related obligations.

                                    ARTICLE 8
                                   TERMINATION


     Section  8.1.......Termination.  This  Agreement may be terminated  and the
Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval thereof by the shareholders of the
Company:

     (a)......by unanimous written consent of Parent, MergerCo and the Company;

     (b)......by Parent, MergerCo or the Company if:

     (i) any court or other Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

     (ii) the Effective Time shall not have occurred on or prior to September 30, 2003; provided, however, that the right to terminate the Agreement under this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c)......by Parent or MergerCo in the event (i) of a material breach by the
Company of this Agreement which has not been cured within 30 days after the giving of written notice to the Company or which is incapable of being cured prior to September 30, 2003, (ii) since December 28, 2002, there has occurred an event, change or condition that has had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (iii) the Merger has not been approved and adopted by the shareholders of the Company entitled to vote thereon in accordance with the MBCA by the date which is 30 days after the date hereof or (iv) a holder of the Class B Common Stock, Class C Common Stock or Class D Common Stock that is a party to a Support Agreement materially breaches
Section 2 of its Support Agreement; or

     (d)......by  the  Company in the event of a material  breach by MergerCo or
Parent of this Agreement, which has not been cured within 30 days after the giving of written notice to MergerCo or Parent, as the case may be, or which is incapable of being cured prior to September, 2003.

     Section  8.2.......Fees and Expenses.  In the event that (1) this Agreement is terminated by Parent and MergerCo pursuant to Section 8.1(c)(iii) or (2) this Agreement is terminated by Parent and MergerCo pursuant to Section 8.1(c)(iv) and, for purposes of this clause (2), at the time of termination, there is a proposal for an Alternative Transaction and the Company enters into a definitive agreement for such Alternative Transaction within 12 months following the date of termination, then the Company shall pay MergerCo a fee in the amount of $25,000,000 (the "Termination Fee"). In addition, in the event that the Termination Fee becomes payable, the Company shall reimburse MergerCo for all out-of-pocket fees and expenses actually incurred by MergerCo, or by its Affiliates on behalf of Parent or Merger Co, in connection with the transactions contemplated by this Agreement (for purposes of clarity, including, without limitation, any refinancing costs incurred by Parent or MergerCo), the amount of such reimbursement not to exceed $5,000,000. The Company acknowledges that the Termination Fee and expense reimbursement provided for above are an integral part of the transactions contemplated by this Agreement and not a penalty, and that, without the Termination Fee and expense reimbursement provided for above, MergerCo would not enter into this Agreement. If the Company fails to pay promptly the Termination Fee and expense reimbursement due pursuant to this
Section 8.2, the Company shall also pay to MergerCo its costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under this section, accruing from its due date, at an interest rate per annum equal to the prime commercial lending rate quoted by The Wall Street Journal. Any change in the interest rate hereunder resulting from a change in such prime rate shall be effective at the beginning of the day of such change in such prime rate. The Termination Fee and expense reimbursement shall be due within three business days after this Agreement is terminated by Parent and MergerCo (it being understood that the Company shall not be obligated to reimburse Parent and MergerCo for their expenses until such time as the Company receives a detailed accounting of such expenses).

     Section  8.3.......Effect of Termination.  In the event that this Agreement is terminated and the Merger is abandoned pursuant to Section 8.1, written notice of such termination and abandonment shall forthwith be given to the other parties and this Agreement shall terminate and the Merger shall be abandoned without further action. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement; provided, however, that no such termination shall relieve any party for liability resulting from any breach of this Agreement by such party; provided, further, that the provisions of Section 8.2, this Section 8.3, Article 9 and the penultimate sentence of Section 6.3 shall survive the termination of this Agreement.

                                    ARTICLE 9
                                  MISCELLANEOUS


     Section  9.1.......Amendment  and Modification.  Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by each of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after this Agreement is approved by the Company's shareholders, no such amendment or modification shall (a) alter or change the amount or kind of the consideration to be delivered to the shareholders of the Company or (b) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the shareholders of the Company.

     Section  9.2.......Non-Survival  of  Representations  and  Warranties.  The
respective representations and warranties of Parent, MergerCo and the Company contained herein shall terminate upon, and not survive, the Closing.

     Section  9.3.......Waiver of Compliance;  Consents. Any failure of MergerCo or Parent, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may, subject to Section 9.1, be waived by Parent (on behalf of itself and MergerCo) or the Company, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.3.

     Section  9.4.......Assignment.  This  Agreement  and all of the  provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Parent or MergerCo shall be entitled to assign its rights and responsibilities to one or more of their Affiliates but no such assignment shall relieve Parent or MergerCo from its obligations hereunder

     Section 9.5.......Expenses. Except as otherwise provided herein, whether or not the Merger is consummated, all fees, charges and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, charges or expenses. Notwithstanding the foregoing, all HSR and Competition Act filing costs incurred by the parties in connection with the transactions contemplated by this Agreement shall be borne equally by Parent and the Company (it being understood that such filing costs shall not reduce the Purchase Price).

     Section  9.6.......GOVERNING  LAW. THIS AGREEMENT  SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     Section 9.7 ......Notices.  All notices and other communications  hereunder shall be in writing and shall be deemed to have been duly given (a) upon receipt if given by delivery in Person or by facsimile; or (b) on the next business day when sent by overnight courier service, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

     if to Parent or MergerCo:

     Ring Holding Corp.
     Ring Acquisition Corp.
     c/o DLJ Merchant Banking III, Inc.
     Eleven Madison Avenue
     New York, NY  10010
     Attn: Mr. David Wittels

     with a copy to:

     Weil, Gotshal & Manges LLP
     767 Fifth Avenue
     New York, New York 10153
     Facsimile:  (212) 310-8007
     Telephone:  (212) 310-8000
     Attention:  Douglas P. Warner, Esq.

     if to the Company:

     Jostens, Inc.
     5501 Norman Center Drive
     Minneapolis, Minnesota 55437
     Facsimile:  (612) 830-3380
     Telephone:  (612) 830-3309
     Attention:  General Counsel

     with a copy to:

     Investcorp International, Inc.
     280 Park Avenue, 36th Floor West
     New York, New York 10017
     Facsimile:  (212) 983-7073
     Telephone:  (212) 599-4700
     Attention:  David Tayeh

     and

     Gibson, Dunn & Crutcher LLP
     200 Park Avenue
     48th Floor
     New York, New York 10166
     Facsimile:  (212) 351-4035
     Telephone:   (212) 351-4000
     Attention:  E. Michael Greaney

     Section  9.8.......Interpretation.  The table of contents  and  descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "includes" and the word "including" and words of similar import shall be deemed to be followed by the words "without limitation," (ii) references to "knowledge" in this Agreement, or words of similar import, when used herein with respect to the Company, shall mean the actual knowledge after due inquiry of the following persons: Bob Buhrmaster, Carl Blowers, Michael Bailey, John Feenan, Paula Johnson, Andrew Black, Steven Tighe and John Larsen, (iii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement and (iv) the word "or" shall not be exclusive.

     Section  9.9.......Partial  Invalidity.  Wherever possible,  each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but, in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     Section 9.10  .....Counterparts.  This  Agreement may be executed in two or more counterparts, each of which shall he deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 9.11......Entire  Agreement. This Agreement (including the exhibits and other documents referred to herein) and the Confidentiality Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

     Section  9.12......No  Third  Party  Beneficiaries.   Except  as  expressly
provided in Section 6.7, this Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.

     Section  9.13......Jurisdiction;  Forum.  Any  case,  proceeding  or action concerning any dispute arising out of or relating to this Agreement must be brought in a court situated in Hennepin County in the State of Minnesota, and each party hereto consents and submits to the jurisdiction of any state or federal court sitting in Hennepin County in the State of Minnesota for any such case, proceeding or action. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment.

     Section  9.14......No  Implied  Representations.  Notwithstanding any other provision of this Agreement, Parent and MergerCo acknowledge and agree that neither the Company nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company and its Subsidiaries except as expressly set forth in this Agreement, and neither Parent nor MergerCo is relying on any information concerning the Company and its Subsidiaries except as so expressly set forth in this Agreement. Without limiting the foregoing, it is further expressly understood and agreed that any projections or estimates that may have been furnished to Parent, MergerCo or their respective Affiliates or advisors are not and shall not be deemed to be representations or warranties of the Company or any other Person.

     Section  9.15......Construction of Certain Provisions. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Letter or any schedules or exhibits attached hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item herein or therein in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or therein is or is not material for purposes of this Agreement.

                       Signature Page to Merger Agreement

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.


                                     RING HOLDING CORP.


                                     By:  /s/ David Wittels
                                          --------------------------------------
                                          Name:    David Wittels
                                          Title:   President



                                      RING ACQUISITION CORP.


                                     By:  /s/ David Wittels
                                          --------------------------------------
                                          Name:    David Wittels
                                          Title:   President



                                      JOSTENS, INC.


                                      By: /s/ Robert C. Buhrmaster
                                          --------------------------------------
                                          Name:    Robert C. Buhrmaster
                                          Title:   Chief Executive Officer